UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

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iMergent, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

754 East Technology Avenue Orem, Utah   84097

(Address of Principal Executive Office) (Zip Code)

(801) 227-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On August 29, 2008, iMergent, Inc. (the "Company") and the State of Florida (the “State") agreed to a Settlement Agreement (“Judgment”) in a case entitled, “State of Florida Office of the Attorney General vs. iMergent, Inc. and StoresOnline, Inc.”  The Judgment stemmed from an investigation commenced in 2006 and an action originally filed in 2007 and then amended and re-filed in 2008 by the Attorney General of the State claiming the Company sold a “business opportunity” and otherwise made sales in violation of certain consumer protection statutes.

In connection with the Judgment, the Company has agreed to pay fees totaling $125,000.    The Company has also agreed that it will refund any customers within the State who may file claims within thirty (30) days of entry of the Judgment. The Company also has agreed to refund claimants who have previously filed a claim to either the Company or the State. The State has provided the names of all complainants who have contacted the State. The Company has also agreed to refund up to $250,000 in claims made over the next eighteen (18) moths from purchasers who can prove with documentation that there has been a misrepresentation made to them and that the customer could not make the product work.   There is no finding that the Company is a seller of a “business opportunity.”

In addition, the Company agreed to certain actions intended to clarify the business practices of the Company.  The Judgment does not otherwise limit the Company’s ability to conduct business in the State.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled, “iMergent Reaches Settlement with the State of Florida”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

By:	/s/ Robert M. Lewis
Robert M. Lewis Chief Financial Officer

Date:  September 2, 2008